January 29, 2007

FirstFlight, Inc..
236 Sing Sing Road
Elmira-Corning Regional Airport
Horseheads, NY 14845

Dear Sirs and Madams:

We hereby reiterate our consent to the filing of our opinion as an exhibit to Post-Effective Amendment No. 4 to Registration Statement on Form SB-2, File No. 333-125811 (the “Registration Statement”), as filed on January 17, 2007 and hereby consent to the reference to our firm under the captions “Description of Securities” and Interest of Named Experts and Counsel included in the Prospectus constituting Part I to the Registration Statement.

Very truly yours,

/s/ Wachtel & Masyr, LLP